SCHEDULE 14A
                        (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                  SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934


Filed by the registrant [_]

Filed by a party other than the registrant [X]

Check the appropriate box:

[_]  Preliminary proxy statement

[_]  Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[_]  Definitive Proxy statement

[_]  Definitive additional materials

[X]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                          DESIGNS, INC.
           (Name of Registrant as Specified in its Charter)


                     JEWELCOR MANAGEMENT, INC.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


     Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials.



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[_]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:



     In a conversation with Mr. Charles Will, a shareholder of the Company, Seymour Holtzman stated that he personally believed that, as a general matter, significant shareholders should have representation on a Company's Board of Directors. Mr. Holtzman further stated that, if the JMI Nominees are elected, he would talk to the JMI Nominees about the possibility of appointing Mr. Will as a director of the Company. No arrangement or understanding has been reached in that regard.